UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2009
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas	75080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 497-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 25, 2009, Lennox Industries Inc. and LPAC Corp., each of which are direct or indirect wholly-owned subsidiaries of Lennox International Inc., entered into a Receivables Purchase Agreement (the “Agreement”) with Victory Receivables Corporation, as a Purchaser, The Bank of Tokyo-Mitsubishi UFJ, LTD, New York Branch, as a Liquidity Bank, and The Bank of Tokyo-Mitsubishi UFJ, LTD, New York Branch, as Administrative Agent and the BTMU Purchaser Agent. Pursuant to the Agreement, LPAC Corp. will sell to the purchasers under the Agreement undivided percentage interests in the accounts receivable it acquires from time to time from Lennox Industries Inc. The terms and conditions of the Agreement are substantially the same as the Second Amended and Restated Receivables Purchase Agreement among Lennox Industries Inc., LPAC Corp., YC SUSI Trust, as a Purchaser, and Bank of America, National Association as Administrative Agent and Yorktown Purchaser Agent, as the same has been amended, except (a) the term of the Agreement expires on November 24, 2010, and (b) the purchase limit under the Agreement was reduced to $100,000,000. A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1
Receivables Purchase Agreement (the “Agreement”) dated as of November 25, 2009, by and among Lennox Industries Inc., LPAC Corp., Victory Receivables Corporation, as a Purchaser, The Bank of Tokyo-Mitsubishi UFJ, LTD, New York Branch, as a Liquidity Bank, and The Bank of Tokyo-Mitsubishi UFJ, LTD, New York Branch, as Administrative Agent and the BTMU Purchaser Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: December 2, 2009	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Chief Securities Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1
Receivables Purchase Agreement (the “Agreement”) dated as of November 25, 2009, by and among Lennox Industries Inc., LPAC Corp., Victory Receivables Corporation, as a Purchaser, The Bank of Tokyo-Mitsubishi UFJ, LTD, New York Branch, as a Liquidity Bank, and The Bank of Tokyo-Mitsubishi UFJ, LTD, New York Branch, as Administrative Agent and the BTMU Purchaser Agent

4